Exhibit 99

PRESS RELEASE				June 12, 2002
FOR IMMEDIATE RELEASE


BUTLER NATIONAL CORPORATION (NASDAQ OTCBB - BUKS)
AWARDED 2002 KANSAS GOVERNOR'S EXPORTER OF THE YEAR
HONOR


[OLATHE, KANSAS] June 5, 2002 - Butler National
Corporation (NASDAQ OTCBB: BUKS), announces that
Governor Bill Graves awarded the 2002 Kansas
Governor's Exporter of the Year honor to Butler
National Corporation at the Kansas Cavalry Encampment in Hutchinson, Kansas.

The award honors outstanding results by a Kansas
company in the area of export sales.    "The award is
designed to recognize companies that have taken an innovative approach to generating international business and have a commitment to generating that business." said Paul Gallagher, International Trade
Representative, Kansas Department of Commerce and
Housing.

Among other products, Butler National exports the Butler National Transient Suppression Devices (TSD) and the Avcon line of aircraft structural modifications to many countries around the world, including but not limited to Australia, Argentina, Brazil, Canada, China, England, Germany, India,
Israel, Pakistan, South Africa, Turkey, and Yemen.


Management Comments:

"We are proud of this recognition for all Butler
National personnel. Our aviation business is based upon the continued safety of flight and depends on the individual acceptance of personal responsibility to be the best and to focus attention to detail. We all work together as a team. We hire many people with Kansas backgrounds and who are Kansas educated. All of our people working in Kansas live in Kansas. This recognition by Governor Graves acknowledges the importance of exports and the international economic development of Kansas by Butler National and many other Kansas companies like us. In addition, it reinforces our efforts to focus attention on our corporate objective to the worldwide support of Classic Aviation Products," commented Clark D.
Stewart, President.


Kansas Department of Commerce and Housing Press
Release (June 4, 2002)

See attached Exhibit 99.


Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private
Securities Litigation Reform Act of 1995.  The
Cautionary Statements, filed by Butler National
Corporation as Exhibit 99 to its Annual Report on Form
10-K, are incorporated herein by this reference and investors are specifically referred to such Cautionary
Statements for a discussion of factors which could affect Butler National Corporation's operations and forward-looking statements contained herein.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. Aerospace includes the manufacture of switching equipment for Boeing aircraft, fuel tank protection devices for aircraft, and structural modifications to business and commercial aircraft. The Services segment includes electronic monitoring of water pumping stations, temporary employee services and management services for Indian gaming enterprises.

FOR MORE INFORMATION, CONTACT:
William A. Griffith, Investor Relations
Phone (913) 780-9595
Butler National Corporation
Fax     (913) 780-5088
19920 W. 161st Street
email:	aricbnc@aol.com
Olathe, Kansas 66062